File No. 333-38398

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITES ACT OF 1933

DOMINION RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street
Richmond, Virginia 23219
(804) 819-2000
(Address of registrant's principal executive offices, including zip code)

Dominion Resources, Inc.
Leadership Stock Option Plan
(Full title of the plan)

Carter M. Reid, Vice President, General Counsel & Corporate Secretary
Sharon L. Burr, Deputy General Counsel & Assistant Corporate Secretary
Dominion Resources, Inc.
120 Tredegar Street
Richmond, Virginia 23219
(804) 819-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DELETION OF PLAN

In its Registration Statement on Form S-8 (File No. 333-38398) filed with the Securities and Exchange Commission on June 2, 2000 (the Registration Statement), Dominion Resources, Inc. (Dominion) registered 10,000,000 shares of its common stock, without par value, for issuance to participants in the Dominion Resources, Inc. Leadership Stock Option Plan (the Plan). On September 30, 2005, Dominion filed Amendment No. 1 to the Registration Statement to deregister 3,710,443 shares of common stock.  All options granted under the Plan have been exercised or have expired.  The Plan is no longer offered and Dominion hereby terminates the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and in accordance with Rule 478 thereto, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on December 18, 2012.

DOMINION RESOURCES, INC.

By:	/s/ Thomas F. Farrell II
Thomas F. Farrell II, Chairman, President
and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on the 18th day of December, 2012.  The officers and directors whose signatures appear below hereby constitute Carter M. Reid, Sharon L. Burr or Morenike K. Miles, any of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the Registration Statements making such changes in the Registration Statements as the Registrant deems appropriate, and generally to do all things in their name and in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
Chairman, President and Chief Executive Officer
/s/ Thomas F. Farrell II
Thomas F. Farrell II

/s/ William P. Barr	Director
William P. Barr

/s/ Peter W. Brown	Director
Peter W. Brown

/s/ Helen E. Dragas	Director
Helen E. Dragas

/s/ John W. Harris	Director
John W. Harris

/s/ Robert S. Jepson, Jr.	Director
Robert S. Jepson, Jr.

/s/ Mark J. Kington	Director
Mark J. Kington

/s/ Frank S. Royal	Director
Frank S. Royal

/s/ Robert H. Spilman, Jr.	Director
Robert H. Spilman, Jr.

/s/ Michael E. Szymanczyk	Director
Michael E. Szymanczyk

/s/ David A. Wollard	Director
David A. Wollard

/s/ Mark F. McGettrick	Executive Vice President and Chief Financial Officer
Mark F. McGettrick

/s/ Ashwini Sawhney	Vice President – Accounting and Controller (Chief Accounting Officer)
Ashwini Sawhney